ESCROW AGREEMENT

THIS AGREEMENT, dated for reference March 31, 2008 is made

BETWEEN:

OSPREY VENTURES, INC., a company incorporated under the
laws of Wyoming and having its head office at 88 West 44th
Avenue, Vancouver, B.C. V5Y 2V1

(the “Company”);

REDEKOP LAW CORPORATION, a partnership having an
office at Suite 410, 1333 West Broadway, Vancouver, B.C.

(“Escrow Agent”).

WHEREAS:

A.      Pursuant to a prospectus dated for reference ____________, 2008 (the “Prospectus”), the Company intends to issue a minimum of 1,000,000 and a maximum of 2,000,000 common shares in the Company’s share capital at a price of $0.05 per share (the “Issuance Shares”) to as yet unidentified person or entities (collectively, the “Shareholders”);

B.      The Company shall issue the Issuance Shares pursuant to Subscription Agreements, a copy of which form is attached to this Agreement as Schedule “A”(the “Subscriptions”). Pursuant to the Subscriptions, each Shareholder shall deliver funds in the appropriate fashion to “Redekop Law Corporation, in trust for Osprey Ventures, Inc.” to pay for the Issuance Shares subscribed for by each such Shareholder (the “Purchase Funds”);

C.      The Company has agreed to, and has or shall, inform and advise all Shareholders that it shall place the Purchase Funds in escrow with the Escrow Agent pursuant to the terms of this Agreement; and

D.      The Escrow Agent is prepared to hold the Purchase Funds in escrow on the terms of this Agreement.

THEREFORE, the parties agree:

1.        PLACEMENT OF PURCHASE FUNDS IN ESCROW

1.1       The Company shall cause the Shareholders to deliver the Purchase Funds delivered pursuant to the Subscriptions for the Issuance Shares to the Escrow Agent to be held in accordance with the terms of this Agreement.

1.2       While the Purchase Funds are in escrow, the Company will not issue, deliver, transfer, assign, option, dispose of, pledge or encumber any interest in the Issuance Shares.

2.        TERMS OF ESCROW

2.1       The Company directs the Escrow Agent not to release or otherwise deal with the Purchase Funds, and the other documents, held in escrow under this Agreement except in accordance with the terms of this Agreement.

2.2       Unless otherwise directed in a notice in writing executed by the Company and each of the Shareholders, the Escrow Agent will release the Purchase Funds to the Company or to the Shareholders as follows:

A.        To the Company

i.

Upon the Company providing written notice to the Escrow Agent that the Purchase Funds are to be released to the Company, that the minimum subscription level has been achieved and that all Subscriptions for the minimum number of Issuance Shares pursuant to the Prospectus have been received by the Company;

ii.	The Escrow Agent being in possession of not less than $50,000 (US) and not more than $100,000 (US) in Purchase Funds; and

iii.

The Company providing the Escrow Agent with written confirmation that the Company shall, forthwith upon the delivery of the Purchase Funds to the Company, immediately issue and deliver to the Shareholders all Issuance Shares owing pursuant to the Subscriptions and in accordance with the Purchase Funds;

B.        To the Shareholders

i.

On written notice from the Company confirming that the financing contemplated by the Prospectus shall not proceed, that no Issuance Shares shall be delivered to any Shareholders, and that the Purchase Funds ought to be returned to the respected Shareholders; or

ii.	Upon the Escrow Agent being in possession of less than $50,000 (US) in Purchase Funds and more than 180 days having elapsed from the effective date of the Prospectus.

2.3       All Purchase Funds released by the Escrow Agent pursuant to the terms of this Agreement will cease to be governed or affected by this Agreement.

2.4       The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound in any way by:

(a)

any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by the Company and the Shareholders, and, if its duties herein are affected, unless it shall have given its prior written consent thereto; or

(b)	any other contract or agreement between the Company and the Shareholders whether or not the Escrow Agent has knowledge thereof or of its terms and conditions.

3.         AMENDMENT AND ASSIGNMENT

This Agreement may be amended only by a written agreement among the Escrow Agent, the Company and the Shareholders.

4.         INDEMNIFICATION OF ESCROW AGENT

4.1       Except for its acts of negligent misconduct, the Escrow Agent shall not be liable for any acts done or steps taken or omitted in good faith, or for any mistake of fact or law and each of the Company and the Shareholders will jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent’s compliance in good faith with this Agreement. The Company agrees to pay the Escrow Agent’s proper and reasonable charges for its services rendered and its disbursements incurred as Escrow Agent in this matter.

4.2       Upon the release of the Purchase Funds to the Company in accordance with section 2.2 (a) above, the Escrow Agent shall be entitled, but not required, to retain Purchase Funds such funds required to pay the Escrow Agent’s costs, fees, disbursements, and accounts incurred with regards to this Agreement.

5.         RESIGNATION OF ESCROW AGENT

5.1       If the Escrow Agent wishes to resign as escrow agent under this Agreement, the Escrow Agent must give notice in writing to the Company.

5.2       The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 60 days after the date of receipt of the notice referred to in subsection 5.1 or on such other date as the Escrow Agent are the Company may agree upon (the “Resignation Date”).

5.3       Following receipt of the notice referred to in subsection 5.1 and before the Resignation Date, the Company will provide the Escrow Agent with written instructions to deliver any Purchase Funds then held by the Escrow Agent pursuant to this Agreement to a third party, to be held on the terms and conditions of this Agreement or otherwise as the Company and the Shareholders may agree. If the Company does not appoint a new Escrow Agent within 50 days of receipt of the notice in subsection 5.1, then the Company will have the right to designate the registrar and transfer agent for the Company (if such person is not the Escrow Agent) as the person to replace the Escrow Agent and the Company shall instruct the Escrow Agent of its designation prior to the Resignation Date.

5.4       If the Escrow Agent does not receive the instructions referred to in subsection 5.3 on or before the Resignation Date, the Escrow Agent will deliver any Purchase Funds then held in escrow under this Agreement to the registrar and transfer agent for the Company (if such person is not the Escrow Agent) with instructions to hold such documents on the terms and conditions of this Agreement.

5.5       The effect of the delivery of any Purchase Funds then held in escrow to a third party or the registrar and transfer agent of the Company under subsection 5.3 or 5.4 will be to appoint the third party or the registrar and transfer agent as Escrow Agent under this Agreement and the third party or the registrar and transfer agent will be entitled to all the rights of the Escrow Agent under this Agreement, and the Company will be bound by the appointment and by this Agreement as if the third party or the registrar and transfer agent had originally been appointed as Escrow Agent under this Agreement.

5.6       If, at any time, a dispute arises between any of the Company, the Shareholders and the Escrow Agent as to the proper interpretation of this Agreement, the Escrow Agent will be at liberty to deliver any Purchase Funds then held by it in escrow under this Agreement into court and will thereby be released of all further obligations under this Agreement and the Company and the Shareholders will jointly and severally be liable for and will indemnify the Escrow Agent for all fees, charges and expenses of the Escrow Agent charged on a solicitor and own client basis in connection with any such dispute.

6.         FURTHER ASSURANCES

The Company will execute and deliver any further documents and perform any acts necessary to carry out the intent of this Agreement.

7.         TIME

Time is of the essence of this Agreement.

8.         NOTICES

All notices, documents and other communications (“Notices”) required or permitted to be given to the parties to this Agreement shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)	the Company:

Osprey Ventures, Inc.
	Address:	88 – 44th West Avenue
Vancouver, B.C. V5Y 2V1
	Attention:	Bruce D. Jackson
	Telephone:	604 738-0450
	Facsimile:	877 755-9766

(b)	the Escrow Agent:

Redekop Law Corporation
410 – 1333 West Broadway
Vancouver, B.C.
	Attention:	Bruce Redekop
	Telephone:	604
	Facsimile:	604

Notices must be delivered or sent by telecopier and addressed to the party to which notice is to be given to the address or facsimile number above or to such other address as a party may by Notice to the other parties advise. If Notice is delivered or transmitted by telecopier during the normal business hours of the recipient, it will be deemed to be received when delivered or sent by telecopier. If a Notice is delivered or transmitted by telecopier outside of normal business hours of the recipient, it will be deemed to be received at the commencement of normal business hours of the recipient on the next business day.

9.         COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

10.       LANGUAGE

Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

11.       ENUREMENT

This Agreement ensures to the benefit of and is binding on the parties and their successors and permitted assigns.

12.       CONFLICTING AGREEMENTS

Where a provision of this Agreement conflicts or is inconsistent with a provision of the Prospectus, a Subscription any other agreement to which either or both of the Company and the

Shareholders are party, the terms of this Agreement will supersede any such conflicting provision.

13.         SHAREHOLDERS

13.1       The Company agrees, guarantees, represents, and warrants to the Escrow Agent that it shall:

(a)	cause all Shareholders to be bound by the terms of this Agreement;

(b)	provide a copy of the Prospectus to all Shareholders;

(c)	obtain properly executed Subscriptions from all Shareholders prior to causing the Shareholders to deliver the Purchase Funds to the Escrow Agent;

(d)	ensure that all Purchase Funds received by the Escrow Agent are received in accordance with the terms of, and commensurate with the number of shares designated in, a properly executed Subscription;

(e)	cause all Purchase Funds raised or received pursuant to the Prospectus and the Subscriptions to be delivered to, and only to, the Escrow Agent;

(f)	advise the Escrow Agent, from time to time and in a diligent and punctual manner, of the identities of all Shareholders;

(g)

provide the Escrow Agent, from time to time, with a Schedule (Schedule “B” to this Agreement) setting out the identity of all Shareholders, the number of Issuance Shares to which they have subscribed under a Subscription, and the amount of Purchase Funds which they shall deliver.

13.2       The Escrow Agent shall have no obligations to the Shareholders, save and except as set out in this Agreement and the Company agrees to hold the Escrow Agent harmless, and provide the Escrow Agent with a full indemnity, with regards to any claims made by any Shareholders against the Escrow Agent.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

THE COMMON SEAL of Osprey	)
Ventures, Inc. was hereunto affixed in	)
the presence of:	)
)
/s/ “Stephen B. Jackson”	)
Authorized Signatory	)	(C/S)

THIS AGREEMENT WAS EXECUTED	)
ON BEHALF OF ESCROW AGENT	)
was hereunto affixed in the presence of:	)
)
Name	)
)
)
/s/ “Bruce Redekop”
Bruce redekop

SCHEDULE “B”

Schedule “B” to the Escrow Agreement between Osprey Ventures, Inc. and Redekop Law Corporation dated March 31, 2008.

SHAREHOLDER	ISSUANCE SHARES	PURCHASE FUNDS
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.

SCHEDULE “A”
HOW TO SUBSCRIBE

A.       Instructions.

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of __________, 200_ or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a cheque or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the “Closing”) will be held on __________, 200_ or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.       Communications.

All documents and cheques should be forwarded to:

OSPREY VENTURES, INC.
88 West 44th Avenue,
Vancouver, B.C. Canada V5Y 2V1

Attention: Bruce D. Jackson or Stephen B. Jackson

THE PURCHASE OF SHARES OF SIERRA VENTURES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

OSPREY VENTURES, INC.
88 West 44th Avenue,
Vancouver, B.C. Canada V5Y 2V1

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation’s SB-2 Registration Statement dated ________
___, 200_.

Total Number of Shares to be Acquired: _____________________________ . Amount to be Paid (price of $0.05 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of _________, 200_.

Signature	Subscriber’s Social Security or Tax Identification Number:

Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street	Telephone Number:

City, State, Zip	Email Address:

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):
[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property

If Fiduciary or Business Organization, check one:
[ ] Trust
[ ] Estate
[ ] Power of Attorney[ ]
Name and Type of Business Organization: _______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of OSPREY VENTURES INC. this _____day of __________, 200_.

OSPREY VENTURES, INC.

By
Bruce D. Jackson, President or
Stephen B. Jackson, Secretary-Treasurer